Exhibit 99.1

EXL REPORTS 2017 SECOND QUARTER RESULTS

2017 Second Quarter Revenues of $189.1 Million, up 10.9% year over year
Q2 Diluted EPS (GAAP) of $0.58, up from $0.47 in Q2 of 2016
Q2 Adjusted Diluted EPS (Non-GAAP) of $0.70, up from $0.55 in Q2 of 2016

New York, NY - July 27, 2017 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended June 30, 2017.
Rohit Kapoor, Vice Chairman and CEO, commented, “In the second quarter of 2017, EXL had strong revenue growth. Our second quarter revenue was $189.1 million, an increase of 10.9% year-over-year, and we generated revenue of $372.1 million in the first half of the year, an increase of 10.2%. Revenue growth for the second quarter was led by our analytics segment which grew 30.2% year-over-year. Our operations management business grew 5.1% year-over-year.
“EXL is becoming the strategic digital transformation partner of choice. Our clients use our next-generation operations management, robotics, advanced analytics and domain expertise to transform their business models. Our pipeline across our portfolio of solutions is strong as evidenced by 16 new client wins this quarter.”
Vishal Chhibbar, CFO, commented, “We have increased our revenue guidance for 2017 to $748 million - $762 million from $740 million - $760 million to reflect better performance in the second quarter and favorable exchange rates versus the U.S. dollar. Our guidance represents annual revenue growth of 9% to 11% from 2016 on a constant currency basis. We have also increased our adjusted diluted EPS guidance for 2017 to $2.54 - $2.64, an increase of 9% to 13% from 2016. Our balance sheet remains strong with cash and short-term investments of $237 million.”

Financial Highlights: Second Quarter 2017
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (Banking & Financial Services, Utilities and Consulting) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures, including those reflecting constant currency, to GAAP measures are included at the end of this release.

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Revenues for the quarter ended June 30, 2017 increased to $189.1 million compared to $170.5 million for the second quarter of 2016, an increase of 10.9% both on a reported and constant currency basis from the second quarter of 2016, and an increase of 3.3% sequentially from the quarter ended March 31, 2017.

	Revenues			Gross Margin
	Three months ended			Three months ended
	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,
Reportable Segments	2017	2016	2017	2017	2016	2017
	(dollars in millions)
Insurance	$58.3	$50.6	$55.9	29.7%	28.0%	31.5%
Healthcare	18.9	17.4	18.9	35.3%	36.9%	35.6%
Travel, Transportation & Logistics	17.8	17.6	17.1	41.3%	38.4%	40.0%
Finance & Accounting	21.0	19.3	21.0	38.4%	38.1%	38.6%
All Other	21.5	26.0	21.1	31.5%	37.3%	31.6%

Analytics	51.6	39.6	49.0	33.9%	35.5%	34.6%
Total revenues, net	$189.1	$170.5	$183.0	33.6%	34.3%	34.4%

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Operating income margin for the quarter ended June 30, 2017 was 8.5% compared to 9.5% in the second quarter of 2016 and 8.7% for the quarter ended March 31, 2017. Adjusted operating income margin for the quarter ending June 30, 2017 was 13.1% compared to 13.7% in the second quarter of 2016 and 13.9% for the quarter ended March 31, 2017.

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Diluted earnings per share for the quarter ended June 30, 2017 was $0.58 compared to $0.47 for the second quarter of 2016 and $0.48 for the quarter ended March 31, 2017. Adjusted diluted earnings per share for the quarter ended June 30, 2017 was $0.70 (includes one-time income tax benefit of $3.1 million or $0.09 of diluted earnings per share from conclusion of an uncertain tax position) compared to $0.55 for the second quarter of 2016 and $0.60 for the quarter ended March 31, 2017.

Business Highlights: Second Quarter 2017

•	Won 16 new clients, consisting of six new clients in our operations management business and 10 new clients in analytics.

•	Opened our state-of-the-art Digital Experience Center in Jersey City, New Jersey for collaboration to design and architect digital solutions that transform clients’ businesses.

•	Opened new delivery centers in Chennai and Hyderabad and expanded our operations centers in Kochi, Noida and Gurgaon.

•	Introduced LifePRO® Version 19 with enhanced capabilities for management of complex annuities.

•	Achieved Leader placement and Star Performer recognition for second straight year in the “Everest Group PEAK Matrix™ for Analytics BPS”.

•	Positioned as a Leader in “IDC MarketScape for Finance and Accounting BPO Services”.

•	Honored with 2017 LOMA Excellence in Education Awards for Insurance Training.

•	Expanded multiple operations management relationships, including migrating 97 new processes.

2017 Guidance
Based on current visibility, the Company is increasing its guidance. This guidance is based on the following exchange rates for the remainder of the year: U.S. Dollar to Indian Rupee exchange rate of 64.50, British Pound to U.S. Dollar exchange rate of 1.30, U.S. Dollar to the Philippine Peso exchange rate of 50.5 and all other currencies at current exchange rates.

•	Revenue of $748 million to $762 million, representing an annual revenue growth of 9% to 11% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.54 to $2.64, representing an annual increase of 9% to 13%.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, July 27, 2017 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of at least twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 26,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), South America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2016. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues, net	$189,057	$170,478	$372,090	$337,514
Cost of revenues (exclusive of depreciation and amortization)	125,449	112,026	245,568	220,405
Gross profit	63,608	58,452	126,522	117,109
Operating expenses:
General and administrative expenses	24,715	21,148	48,939	41,766
Selling and marketing expenses	13,127	12,798	26,489	26,252
Depreciation and amortization	9,637	8,270	19,063	16,403
Total operating expenses	47,479	42,216	94,491	84,421
Income from operations	16,129	16,236	32,031	32,688
Foreign exchange gain, net	2,898	1,363	4,466	1,832
Interest expense	(465)	(343)	(897)	(728)
Other income, net	2,639	6,127	5,949	9,306
Income before income tax expense	21,201	23,383	41,549	43,098
Income tax expense	823	7,008	4,383	12,903
Net income	$20,378	$16,375	$37,166	$30,195
Earnings per share:
Basic	$0.60	$0.49	$1.10	$0.90
Diluted	$0.58	$0.47	$1.06	$0.88
Weighted-average number of shares used in computing earnings per share:
Basic	33,819,320	33,621,444	33,833,153	33,500,736
Diluted	34,993,226	34,510,400	35,051,767	34,431,028

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$89,414	$213,155
Short-term investments	147,915	13,491
Restricted cash	1,898	3,846
Accounts receivable, net	123,798	113,067
Prepaid expenses	9,454	7,855
Advance income tax, net	7,337	6,242
Other current assets	18,784	21,168
Total current assets	398,600	378,824
Property, plant and equipment, net	63,978	49,029
Restricted cash	3,692	3,393
Deferred taxes, net	13,959	14,799
Intangible assets, net	46,973	53,770
Goodwill	188,154	186,770
Other assets	32,075	19,943
Total assets	$747,431	$706,528
Liabilities and Equity
Current liabilities:
Accounts payable	$11,661	$3,288
Short-term borrowings	10,000	10,000
Deferred revenue	14,189	16,615
Accrued employee cost	39,135	50,832
Accrued expenses and other current liabilities	40,845	43,264
Current portion of capital lease obligations	203	232
Total current liabilities	116,033	124,231
Long term borrowings	35,000	35,000
Capital lease obligations, less current portion	310	300
Non-current liabilities	16,166	14,819
Total liabilities	167,509	174,350
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,252,428 shares issued and 33,691,731 shares outstanding as of June 30, 2017 and 35,699,819 shares issued and 33,628,109 shares outstanding as of December 31, 2016	36	36
Additional paid-in capital	303,486	284,646
Retained earnings	415,342	382,722
Accumulated other comprehensive loss	(55,451)	(75,057)
Total including shares held in treasury	663,413	592,347
Less: 2,560,697 shares as of June 30, 2017 and 2,071,710 shares as of December 31, 2016, held in treasury, at cost	(83,694)	(60,362)
Stockholders' equity	$579,719	$531,985
Non-controlling interest	203	193
Total equity	$579,922	$532,178
Total liabilities and equity	$747,431	$706,528

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The non-GAAP financial measures disclosed by EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee decreased from 67.06 during the quarter ended June 30, 2016 to 64.45 during the quarter ended June 30, 2017, representing appreciation of 3.9%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 46.90 during the quarter ended June 30, 2016 to 50.06 during the quarter ended June 30, 2017, representing a depreciation of 6.7%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.42 during the quarter ended June 30, 2016 to 1.29 during the quarter ended June 30, 2017, representing a depreciation of 9.4%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these non-GAAP financial measures from GAAP measures for the three months ended June 30, 2017 and 2016 and the three months ended March 31, 2017:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended June 30,		Three months ended March 31,
	2017	2016	2017
Net Income (GAAP)	$20,378	$16,375	$16,788
add: Income tax expense	823	7,008	3,560
subtract: Other income and foreign exchange gain, net	(5,072)	(7,147)	(4,446)
Income from operations (GAAP)	$16,129	$16,236	$15,902
add: Stock-based compensation expense (a)	5,107	4,450	5,956
add: Amortization of acquisition-related intangibles (b)	3,507	2,718	3,498
Adjusted operating income (Non-GAAP)	$24,743	$23,404	$25,356
Adjusted operating income margin as a % of revenues (Non-GAAP)	13.1%	13.7%	13.9%
add: Depreciation	6,130	5,552	5,928
Adjusted EBITDA (Non-GAAP)	$30,873	$28,956	$31,284
Adjusted EBITDA margin as a % of revenues (Non-GAAP)	16.3%	17.0%	17.1%
(a) To exclude stock-based compensation expense under ASC Topic 718. (b) To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended June 30,		Three Months Ended March 31,
	2017	2016	2017
Net income (GAAP)	$20,378	$16,375	$16,788
add: Stock-based compensation expense (a)	5,107	4,450	5,956
add: Amortization of acquisition-related intangibles (b)	3,507	2,718	3,498
subtract: Tax impact on stock-based compensation expense (c)	(3,483)	(1,600)	(4,260)
subtract: Tax impact on amortization of acquisition-related intangibles	(949)	(734)	(951)
subtract: Changes in fair value of earn-out consideration (net of tax) (d)	—	(2,365)	—
Adjusted net income (Non-GAAP)	$24,560	$18,844	$21,031
Adjusted diluted earnings per share (Non-GAAP)	$0.70	$0.55	$0.60

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) Tax impact include $1,624 and $2,057 during the three months ended June 30, 2017 and March 31, 2017 respectively, related to a discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(d) To exclude change in fair value of earn-out consideration related to the RPM acquisition.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com